UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 9, 2007

VENTANA MEDICAL SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-20931	94-2976937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1910 E. Innovation Park Drive,

Tucson, Arizona 85755

(Address of Principal Executive Offices, Zip Code)

(520) 887-2155

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 9, 2007, Hany Massarany, the Company’s Executive Vice President, Worldwide Operations, was promoted to the office of Chief Operating Officer. Mr. Massarany will report directly to Christopher Gleeson, the Company’s President and Chief Executive Officer. Mr. Massarany, 46, joined Ventana in July 1999.

In connection with Mr. Massarany’s new position, he will receive a base salary of $330,000 and be eligible for a bonus based on company performance. The target bonus will be 100% of his annual base salary and the payout will range from 0% to 150% of his annual base salary, depending on company performance.

In addition, Mr. Massarany will receive (i) an acceptance bonus of $175,000, payable in five equal annual installments each July, commencing July 2007 and (ii) 15,000 restricted stock units effective July 9, 2007. The restricted stock units will vest on July 9, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENTANA MEDICAL SYSTEMS, INC.

By:	/s/ Christopher Gleeson
Christopher Gleeson
President and Chief Executive Officer

Date: July 9, 2007